UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2013

EMTEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-32789	87-0273300
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Diamond Road, Springfield, NJ 07081

(Address of principal executive offices)   (Zip Code)

(973) 376-4242

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

Voting Results

(a) The annual meeting of stockholders (the “Annual Meeting”) of Emtec, Inc. (the “Company”) was held on February 8, 2013.  At the Annual Meeting, the Company’s stockholders approved four proposals.  The proposals below are described in the Company’s definitive proxy statement dated December 28, 2012.  Of the shares of the Company outstanding and entitled to vote, 14,172,077 shares were represented, constituting a quorum.  The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

(b)

1)	Approval of the board’s nominees for director to serve a three-year term expiring in 2016

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert Mannarino	14,171,227	0	850	3,992,360
Gregory L. Cowan	14,171,227	0	850	3,992,360

2)	Ratification of the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 20131

Votes For	Votes Against	Abstentions	Broker Non-Vote
14,170,983	630	464	3,992,360

3)	Non-binding approval on the compensation of the Company’s named executive officers

Votes For	Votes Against	Abstentions	Broker Non-Vote
12,059,408	6,131	2,106,538	3,992,360

4)	Non-binding approval on the frequency of an advisory vote on named officer executive compensation

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
1,429,531	209	10,594,600	2,147,737	3,992,360

Board Determination Regarding Frequency of Votes on Executive Compensation

(c) In accordance with the results of the non-binding approval on the frequency of advisory votes on named officer executive compensation (“Say-on-Pay Votes”), the board of directors of the Company (the “Board”) determined at the meeting of the Board on February 8, 2013 that the Company will hold future Say-On-Pay Votes every 3 years.  The Board will reevaluate this determination after the next stockholder advisory vote on the frequency of Say-on-Pay Votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMTEC, INC.
Date: February 12, 2013	By:	/s/ Gregory P. Chandler
Name: Gregory P. Chandler
Title: Chief Financial Officer